PROMISSORY NOTE

$2,500,000.00	June 21st 2007

ON DEMAND, for value received, the undersigned, TECHSPHERE SYSTEMS INTERNATIONAL, INC., a Georgia Corporation ("Borrower"), promises to pay to the order of MICROSOFT CORPORATION, a Washington corporation having an address of One Microsoft Way, Redmond, Washington 98052-6399. ("Lender"), the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), with interest on the unpaid principal from the date hereof at the rate of (i) seven percent (7%) per annum for the first twelve (12) months, (ii) nine percent (9%) per annum for the second twelve (12) months, and eleven percent (1104) per annum for the remaining term of this Note. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

Borrower shall repay to Lender at least: (i) Eight Hundred Seventy-Five Thousand and no/l00 Dollars ($875,000) on or before August 25, 2007 (the "First Minimum Payment"); (ii) an additional sum of Fifty Thousand and no/100 Dollars ($50,000) on or before November 25, 2007 (the "Second Minimum Payment"); and (iii) an additional sum of Five Hundred Seventy-Five Thousand and no/100 Dollars ($575,000) on or before January 25, 2008 (the "Third Minimum Payment") (payments (i) through (iii) collectively, the "Minimum Payments"). The initial $875,000 payable to Lender shall be paid directly out of the proceeds of Borrower's anticipated financing, immediately upon the closing of such financing, but in no event later than August 25, 2007. If Borrower timely makes all of the Minimum Payments, in full, according to the preceding schedule, Borrower shall be deemed to have satisfied all of its obligations under this Note (the "Reduced Prepayment Option"); provided, however, that if Borrower has not made all three Minimum Payments to Lender on or before November 25, 2007, all accrued interest on the balance of the Note font the date of execution hereof must be paid (in addition to the Minimum Payments) in connection with any exercise by Borrower of the Reduced Prepayment Option.

If Borrower fails to timely make either the First Minimum Payment or the Second Minimum Payment, in full, in strict accordance with the schedule set forth in the preceding paragraph, the Reduced Prepayment Option shall automatically expire and the full principal sum of $2,500,000 and all accrued interest under this Note (less any amounts already paid to Lender) chili be due upon demand by written notice from Lender. After demand is made, interest on the unpaid principal shall accrue at a rate of twelve percent (12%) per annum until all unpaid interest and principal are paid. However, the interest rate payable on this Note shall never exceed the highest rate which Borrower may contract to pay under applicable law.

If Borrower timely makes the First Minimum Payment and Second Minimum Payment but fails to timely make the Third Minimum Payment, the Reduced Prepayment Option shall automatically expire and Borrower shall be liable for the full principal sum of $2,500,000 and all accrued interest under this Note (less any amounts already paid to Lender), payable in equal monthly installments commencing on February 1, 2008, in an amount to fully repay all remaining principal and interest (together with any additional interest accruing thereon) by June 1, 2010.

Lender reserves the option, at Lender's sole and absolute discretion, to permit Borrower to repay this Note and all interest accrued thereon in equal monthly payments sufficient to repay the full remaining balance on or before June 1, 2010, with such payments commencing on a date determined by Lender. Any such election by Lender shall require a written notice executed by Lender and delivered to Borrower.

All payments made and documents delivered under this Note shall be delivered to Lender at the above address, with attention to Jeff Koontz

This Note may be prepaid without penalty at any time. No amount paid on this Note may be reborrowed.

Borrower hereby acknowledges receipt of the proceeds of the Note.

Borrower agrees to pay to the holder hereof all expenses incurred or paid by such holder, including attorneys' fees and court costs, in connection with the collection of this Note and the enforcement of rights to any collateral security therefor. Lender shall have the right at any time to set-off the balance of any amounts owing by Lender to Borrower against any amounts at any time owing on this Note, whether or not the balance of all or any part of this Note is then due.

Borrower hereby waives presentment and notice of dishonor. No delay by Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. It is agreed that this Note and all the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of Washington If any part of this Note is unenforceable, such part alone shall be stricken and the remainder of the Note shall be enforceable. Borrower and Lender agree that time of the essence as to this transaction. If this Note is not dated when executed by Borrower, Lender is hereby authorized without notice to Borrower to date this Note as of June 15, 2007.

BORROWER SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF WASHINGTON IN SEATTLE AND OF ANY WASHINGTON STATE COURT SITTING IN KING COUNTY, WASHINGTON, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

BORROWER AND LENDER WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY LOAN TERMS, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:

TECHSPHERE SYSTEMS INTERNATIONAL, INC. a Washington corporation

By:	/s/ Michael Lawson
Name: Michael Lawson Its Authorized Signatory